UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

•
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events.

Preferred Apartment Communities, Inc. (the "Company") is filing this Current Report on Form 8-K to include the clarifying disclosure below as part of the Company’s registration statement on Form S-3 (File No. 333-211924) (the "Registration Statement"). The Registration Statement relates to the offering (the "Offering") of shares of the Company’s Series A Redeemable Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of the Company’s common stock, par value $0.01 per share. The Offering is being made pursuant to a final prospectus, dated March 16, 2017, which forms a part of the Registration Statement, which was declared effective by the Securities and Exchange Commission on February 14, 2017. Preferred Capital Securities, LLC is the dealer manager for the Offering.

The following paragraph is hereby added to the Registration Statement as the last paragraph under the caption "PLAN OF DISTRIBUTION – Compensation of Dealer Manager and Participating Broker-Dealers" to clarify and detail the public offering price per Unit at sample selling commission levels.

Any reductions in selling commission and corresponding reductions in public offering price per Unit will be made consistent with the sample information in the table set forth below:

Selling Commission	Public Offering Price Per Unit
7.0%	$1000.00
6.5%	$995.00
6.0%	$990.00
5.5%	$985.00
5.0%	$980.00
4.5%	$975.00
4.0%	$970.00
3.5%	$965.00
3.0%	$960.00
2.5%	$955.00
2.0%	$950.00
1.5%	$945.00
1.0%	$940.00
0.5%	$935.00
0.0%	$930.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: April 19, 2018	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary